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Cephalon, Inc.                           Porter Novelli
Scott Melville (media) 610-738-6270        Mara Goldfarb (media) 212-601-8342
Sandra Menta (investors) 610-738-6376    Burns McClellan
                                           Lisa Burns (investors) 212-213-4281
FOR IMMEDIATE RELEASE
---------------------

   CEPHALON RECEIVES FDA APPROVAL OF PROVIGIL(R) (MODAFINIL) TABLETS [C-IV],
                 A NOVEL, WAKEFULNESS-PROMOTING TREATMENT FOR
            EXCESSIVE DAYTIME SLEEPINESS ASSOCIATED WITH NARCOLEPSY

            CEPHALON'S FIRST U.S. APPROVAL IS MILESTONE FOR COMPANY

West Chester, PA December 28, 1998 Cephalon, Inc. (NASDAQ: CEPH) today announced that it has received approval from the U.S. Food and Drug Administration (FDA) to market PROVIGIL(R) (modafinil) Tablets, a new, non-amphetamine drug to improve wakefulness in patients with excessive daytime sleepiness (EDS) associated with narcolepsy. PROVIGIL is a first-line treatment that is well-tolerated.

"PROVIGIL is a significant advance in sleep medicine and exemplifies Cephalon's commitment to addressing unmet medical needs with innovative therapies," said Frank Baldino, Jr., Ph.D., President and Chief Executive Officer of Cephalon, Inc. "Because PROVIGIL is our first product to receive marketing approval in the United States, and is the first new non-amphetamine wakefulness-promoting drug indicated to treat the excessive daytime sleepiness associated with narcolepsy in 40 years, today's announcement marks a milestone for Cephalon and for the narcolepsy community. We are pleased to have worked collaboratively and productively with the FDA to complete the review of our marketing application in a timely manner."

PROVIGIL will be available by prescription shortly after final scheduling is announced by the U.S. Drug Enforcement Administration (DEA). The DEA has proposed that PROVIGIL be placed into Schedule IV of the Controlled Substances Act. The company's sales force, established in 1994, will market the product to sleep centers, sleep specialists, and neurologists.

Narcolepsy is a chronic, lifelong neurological sleep disorder of unknown origin afflicting an estimated 125,000 Americans. Narcolepsy can strike people of both sexes and all races, with symptoms most commonly appearing in a person's teens and early twenties. The most common and disabling symptom is EDS, which is characterized by daytime sleep attacks and persistent drowsiness.

"Narcolepsy is a tremendously debilitating sleep disorder that impacts patients and their families in countless ways," said William C. Dement, M.D., Ph.D., director of the Sleep Disorders Clinic and
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Research Center at Stanford University. "PROVIGIL offers physicians an important new therapy to improve wakefulness in patients with EDS associated with narcolepsy."

Clinical trials involving more than 550 patients found PROVIGIL to be efficacious in improving daytime wakefulness. Patients demonstrated overall clinical improvement in the severity of their disease symptoms. PROVIGIL has been found to be generally well-tolerated, with a low incidence of adverse events relative to placebo. In controlled clinical trials, most adverse events were mild to moderate. The most commonly observed were headache, infection, nausea, nervousness, anxiety, and insomnia. No specific symptoms of withdrawal were observed after discontinuation of PROVIGIL therapy.

"We've been anxiously awaiting the approval of PROVIGIL," said Merrill M. Mitler, Ph.D., professor at The Scripps Research Institute in La Jolla, Calif., and a PROVIGIL clinical trial investigator. "There has been a real need for an effective EDS treatment that is well-tolerated."

PROVIGIL EFFICACY
-----------------
The efficacy of PROVIGIL was established in two Phase 3, double-blind, placebo-controlled, nine-week multicenter studies that were conducted with more than 550 patients who met the American Sleep Disorders Association criteria for narcolepsy. Subjects in both studies were randomized to a daily dose of PROVIGIL 200 mg, PROVIGIL 400 mg, or placebo.

Both studies demonstrated improvement in objective and subjective measures of excess daytime sleepiness for both the 200 mg and 400 mg doses compared to placebo. Subjects treated with PROVIGIL experienced a statistically significant greater ability to remain awake as measured by the Maintenance of Wakefulness Test (MWT), an objective test of a person's ability to stay awake over time, and a statistically significant improvement in disease symptom severity as measured by the Clinical Global Impression of Change (CGI-C) Scale, an independent researcher's assessment of changes in the severity of a patient's illness from the time of study entry.

Patients taking PROVIGIL also experienced statistically significant treatment-related improvements on other standardized measures, including a decrease in the propensity to fall asleep as measured by the Multiple Sleep Latency Test (MSLT), an objective test in which subjects are asked to try to fall asleep and time to sleep onset is measured. In addition, patients experienced a decreased level of daytime sleepiness as measured by the Epworth Sleepiness Scale (ESS), a subjective measure in which patients are asked to rate their likelihood of falling asleep during normal daily activities. Nighttime sleep measured with nocturnal polysomnography was not affected by PROVIGIL.

The FDA approved dosing is 200 mg once daily. Once-daily dosing will simplify treatment for patients.
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PROVIGIL SAFETY AND TOLERABILITY
--------------------------------

PROVIGIL has been evaluated for safety in more than 2,200 subjects. In controlled clinical trials, most adverse events were mild to moderate in severity. Only five percent of patients taking PROVIGIL discontinued therapy due to an adverse event. The most commonly observed adverse events associated with the use of PROVIGIL more frequently than placebo-treated patients in controlled U.S. and foreign studies were headache, infection, nausea, nervousness, anxiety, and insomnia. There were no clinically meaningful differences in vital signs, body weight or ECG recordings among treatment groups.

PROVIGIL is contraindicated in patients with known hypersensitivity to modafinil.

It is recommended that PROVIGIL not be used in patients with a history of left ventricular hypertrophy or ischemic ECG changes, chest pain, arrhythmia or other clinically significant manifestations of mitral valve prolapse in association with central nervous system stimulant use.

Full prescribing information about PROVIGIL is available from Cephalon Professional Services (1-800-896-5855). Consumers can also obtain more information about excessive daytime sleepiness and narcolepsy by calling 1-888-41-AWAKE.

Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders and cancer.



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